Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2023 Results

SAN DIEGO, CA – August 2, 2023 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the second quarter ended June 30, 2023.

Second Quarter 2023

Financial Results

•	Generated total revenues of approximately $76.5 million in the quarter, representing an 8% increase from the prior year’s quarter.

•	Recorded net income attributable to common stockholders of approximately $40.9 million for the quarter, or $1.44 per diluted share.

•	Recorded adjusted fund from operations (AFFO) of approximately $64.0 million, or $2.26 per diluted share, increases of 6% and 5% from the prior year’s quarter, respectively.

•	Paid a quarterly dividend of $1.80 per common share on July 14, 2023 to stockholders of record as of June 30, 2023. The common stock dividends declared for the twelve months ended June 30, 2023 of $7.20 per common share represent an increase of $0.70, or 11%, over dividends declared for the twelve months ended June 30, 2022.

	Three Months Ended June 30,
(Per diluted share)	2023	2022	$ Change	% Change
Net income attributable to common stockholders	$1.44	$1.42	$0.02	1.4%
Normalized FFO	$2.07	$1.98	$0.09	4.5%
AFFO	$2.26	$2.15	$0.11	5.1%

Rent Collection

•	Rent collection for IIP’s operating portfolio (calculated as base rent and property management fees collected as a percentage of contractually due base rent and property management fees) was 97% for the three months ended June 30, 2023.

o	Rent collected for the quarter includes approximately $1.5 million of security deposits applied in connection with previously disclosed amendments with Holistic Industries Inc. (Holistic) at a California property and a Michigan property and Temescal Wellness of Massachusetts, LLC (Temescal) at a Massachusetts property, with pro rata payback of these security deposits to be made over twelve-month periods.

o	Rent not collected for the quarter totaled approximately $2.1 million, primarily relating to a previously disclosed, defaulted tenant SH Parent, Inc. (Parallel) at one of IIP’s properties in Pennsylvania.

New Lease

•	Executed a new lease with a tenant at IIP’s Perez Road property in Cathedral City, California, which was previously leased to Kings Garden Inc. and is currently under development.

Balance Sheet Highlights (at June 30, 2023)

•	12% debt to total gross assets, with approximately $2.6 billion in total gross assets.

•	Total quarterly fixed cash interest obligation of approximately $4.2 million.

•	No debt maturities until May 2026, other than $4.4 million principal amount of 3.75% Exchangeable Senior Notes in 2024.

•	Debt service coverage ratio of 16.0x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

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Property Portfolio Statistics (as of June 30, 2023)

•	Total property portfolio comprises 108 properties across 19 states, with approximately 8.9 million rentable square feet (including approximately 1.6 million rentable square feet under development / redevelopment), consisting of:

o	Operating portfolio: 103 properties, representing approximately 8.1 million rentable square feet.

o	Under development / redevelopment (five properties expected to comprise 715,000 rentable square feet at completion):

▪	Inland Center Drive in San Bernardino, California

▪	Perez Road in Cathedral City, California (pre-leased)

▪	63795 19th Avenue in Palm Springs, California

▪	Leah Avenue in San Marcos, Texas

▪	Davis Highway in Windsor, Michigan

•	Operating portfolio:

o	99.9% leased (triple-net).

o	Weighted-average remaining lease term: 14.9 years.

o	Total invested / committed capital per square foot: $275.

•	By invested / committed capital:

o	No tenant represents more than 14% of the total portfolio.

o	No state represents more than 17% of the total portfolio.

o	Multi-state operators (MSOs) represent 89% of the operating portfolio, excluding vacancies.

o	Public company operators represent 58% of the operating portfolio.

o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represents 91%, 3% and 6% of operating portfolio, respectively.

Financial Results

For the three months ended June 30, 2023, IIP generated total revenues of approximately $76.5 million, compared to approximately $70.5 million for the same period in 2022, an increase of 8%. The increase was driven primarily by activity in prior periods for the acquisition and leasing of new properties, additional building infrastructure allowances provided to tenants at certain properties that resulted in increases to base rent, tenant reimbursements and contractual rental escalations at certain properties. As described above, rental revenues for the three months ended June 30, 2023 also included approximately $1.5 million of security deposits applied for payment of rent for IIP’s leases with Holistic and Temescal. Total revenues for the three months ended June 30, 2023 and 2022 included approximately $5.4 million and $2.5 million, respectively, of tenant reimbursements for property insurance premiums and property taxes.

For the three months ended June 30, 2023, IIP recorded net income attributable to common stockholders of approximately $40.9 million, or $1.44 per diluted share; funds from operations (FFO) (diluted) of approximately $57.7 million, or $2.04 per diluted share; normalized FFO (Normalized FFO) of approximately $58.4 million, or $2.07 per diluted share; and AFFO of approximately $64.0 million, or $2.26 per diluted share.

For the six months ended June 30, 2023, IIP recorded net income attributable to common stockholders of approximately $81.7 million, or $2.87 per diluted share; funds from operations (FFO) (diluted) of approximately $115.2 million, or $4.08 per diluted share; normalized FFO (Normalized FFO) of approximately $116.4 million, or $4.12 per diluted share; and AFFO of approximately $127.4 million, or $4.51 per diluted share.

IIP paid a quarterly dividend of $1.80 per common share on July 14, 2023 to stockholders of record as of June 30, 2023. IIP’s AFFO payout ratio was 80% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share – diluted for the quarter). The common stock dividends declared for the twelve months ended June 30, 2023 of $7.20 per common share represent an increase of $0.70, or 11%, over dividends declared for the twelve months ended June 30, 2022.

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FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, August 3, 2023 to discuss IIP’s financial results and operations for the second quarter ended June 30, 2023.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, August 3, 2023 until 12:00 p.m. Pacific Time on Thursday, August 10, 2023, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 3091204.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
Assets	2023	2022
Real estate, at cost:
Land	$142,524	$139,953
Buildings and improvements	2,081,731	2,010,628
Construction in progress	117,413	54,106
Total real estate, at cost	2,341,668	2,204,687
Less accumulated depreciation	(169,658)	(138,405)
Net real estate held for investment	2,172,010	2,066,282
Construction loan receivable	20,917	18,021
Cash and cash equivalents	92,602	87,122
Restricted cash	1,450	1,450
Investments	72,726	200,935
Right of use office lease asset	1,550	1,739
In-place lease intangible assets, net	8,675	9,105
Other assets, net	26,325	30,182
Total assets	$2,396,255	$2,414,836
Liabilities and stockholders’ equity
Exchangeable senior notes, net	$4,414	$6,380
Notes due 2026, net	295,772	295,115
Building improvements and construction funding payable	21,479	29,376
Accounts payable and accrued expenses	8,440	10,615
Dividends payable	51,080	50,840
Rent received in advance and tenant security deposits	58,482	58,716
Other liabilities	3,368	1,901
Total liabilities	443,035	452,943
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,040,054 and 27,972,830 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	28	28
Additional paid-in capital	2,076,357	2,065,248
Dividends in excess of earnings	(137,174)	(117,392)
Total stockholders’ equity	1,953,220	1,961,893
Total liabilities and stockholders’ equity	$2,396,255	$2,414,836

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2023 and 2022

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Rental (including tenant reimbursements)	$75,919	$69,995	$151,448	$134,109
Other	538	516	1,076	906
Total revenues	76,457	70,511	152,524	135,015

Expenses:
Property expenses	5,759	2,427	11,382	4,409
General and administrative expense	10,570	8,707	20,943	17,484
Depreciation and amortization expense	16,704	15,233	33,418	29,101
Total expenses	33,033	26,367	65,743	50,994
Income from operations	43,424	44,144	86,781	84,021
Interest and other income	2,317	581	4,550	638
Interest expense	(4,472)	(4,504)	(8,992)	(9,270)
(Loss) gain on exchange of Exchangeable Senior Notes	—	(7)	22	(125)
Net income	41,269	40,214	82,361	75,264
Preferred stock dividends	(338)	(338)	(676)	(676)
Net income attributable to common stockholders	$40,931	$39,876	$81,685	$74,588
Net income attributable to common stockholders per share:
Basic	$1.45	$1.42	$2.89	$2.77
Diluted	$1.44	$1.42	$2.87	$2.75
Weighted-average shares outstanding:
Basic	27,981,517	27,850,561	27,965,720	26,741,568
Diluted	28,257,239	28,036,690	28,239,841	27,159,774

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Innovative Industrial Properties, Inc.

Condensed Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three and Six Months Ended June 30, 2023 and 2022

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$40,931	$39,876	$81,685	$74,588
Real estate depreciation and amortization	16,704	15,233	33,418	29,101
FFO attributable to common stockholders (basic)	57,635	55,109	115,103	103,689
Cash and non-cash interest expense on Exchangeable Senior Notes	50	68	119	402
FFO attributable to common stockholders (diluted)	57,685	55,177	115,222	104,091
Financing expense	—	104	—	104
Litigation related expense	670	119	1,216	119
Loss (gain) on exchange of Exchangeable Senior Notes	—	7	(22)	125
Normalized FFO attributable to common stockholders (diluted)	58,355	55,407	116,416	104,439
Interest income on seller-financed note	403	—	537	—
Stock-based compensation	4,884	4,437	9,713	8,816
Non-cash interest expense	331	311	657	618
Above-market lease amortization	23	23	46	46
AFFO attributable to common stockholders (diluted)	$63,996	$60,178	$127,369	$113,919
FFO per common share – diluted	$2.04	$1.97	$4.08	$3.83
Normalized FFO per common share – diluted	$2.07	$1.98	$4.12	$3.85
AFFO per common share – diluted	$2.26	$2.15	$4.51	$4.19
Weighted average common shares outstanding – basic	27,981,517	27,850,561	27,965,720	26,741,568
Restricted stock and RSUs	201,462	82,387	186,684	113,858
Dilutive effect of Exchangeable Senior Notes	74,260	103,742	87,437	304,348
Weighted average common shares outstanding – diluted	28,257,239	28,036,690	28,239,841	27,159,774

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

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IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For all periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three and six months ended June 30, 2023 and 2022, as the performance thresholds for vesting of the performance share units were not met as measured as of the respective dates, they were excluded from the calculation of weighted average common shares outstanding – diluted for all periods presented.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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